SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 23, 2003

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Exhibit Index Page 4

Item 7.  Financial Statements and Exhibits.

Exhibit
99	Press release dated April 23, 2003.

Item 9.  Regulation FD Disclosure.  This information furnished under "Item 9.  Regulation FD Disclosure" is provided under "Item 12.  Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.  The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 22, 2003, Coca-Cola Enterprises Inc. issued a press release announcing first quarter 2003 results.  A copy of the press release is attached as Exhibit 99.

The press release contains a reference to EBITDA and provides a reconciliation of EBITDA to Income Before Income Taxes on the face of the consolidated income statements.  EBITDA is used by management for comparisons to other companies within our industry as an alternative to GAAP measures and is used by investors and analysts in evaluating performance.

EBITDA, which is earnings before interest, taxes, depreciation, and amortization, is computed by adding back net interest expense, income tax expense, depreciation expense, and amortization expense to net income as reported or alternatively, as shown in our reconciliation, adding back amortization, depreciation and net interest expense to income before income taxes. EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. EBITDA, as defined above, may not be comparable to similarly titled measures reported by other companies.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC.                        (Registrant)

Date: April 24, 2003
By:   S/E. LISTON BISHOP III                                E. Liston Bishop III Vice President, Secretary, and Deputy General Counsel

EXHIBIT INDEX
99	Press Release issued April 23, 2003.